Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Chris Murphy (“Executive”) and BlackLine, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company as its Chief Revenue Officer;

WHEREAS, Executive signed a Confirmatory Employment Letter with the Company on September 29, 2016 (the “Employment Letter”);

WHEREAS, Executive signed an Confidential Information and Inventions Assignment Agreement with the Company on January 20, 2014 (the “Confidentiality Agreement”);

WHEREAS, Executive signed an Indemnification Agreement with the Company on October 27, 2016 (the “Indemnification Agreement”);

WHEREAS, Executive entered into a Participation Agreement under the Company’s Change of Control and Severance Policy (the “Policy”) on September 29, 2016 providing him with certain severance benefits as set forth therein;

WHEREAS, Executive previously was granted stock options and restricted stock units to acquire Company common stock (each, a “Company Equity Award”) pursuant to one of the Company’s equity incentive plans and the applicable form of award agreement thereunder (collectively, the “Stock Agreements”); and

WHEREAS, Executive’s employment with the Company is expected to terminate effective July 1, 2018 (the “Expected Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Separation Date; Employment Status; Acknowledgements.

a.Separation Date.  Executive’s employment with the Company will terminate on the Expected Separation Date or earlier as provided in Section 1.b (the date of Executive’s actual separation of employment with the Company, the “Separation Date”).

b.Employment Status.  Executive is free to terminate Executive’s employment at any time prior to the Expected Separation Date, for any reason or for no reason.  Similarly, the Company is free to terminate Executive’s employment at any time prior to the Expected Separation Date, for any reason or for no reason subject to the terms of this Agreement.  As described in Section 2, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.  Executive agrees that any change in Executive’s position, duties, authority, or responsibilities will not trigger the Executive’s right to terminate his employment with the Company for Good Reason under the Policy.

c.Base Salary and Benefits.  Until the Separation Date, Executive will continue to receive Executive’s base salary at its current rate and to participate in the Company’s benefit programs in accordance with their respective terms and conditions.  Except as provided in this Agreement, Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, will cease as of the Separation Date.

d.Accrued Payments.  Upon the Separation Date, the Company will pay Executive (i) Executive’s accrued but unpaid salary and accrued but unused vacation, in each case as accrued through the Separation Date, and (ii) any unreimbursed business expenses required to be reimbursed pursuant to the Company’s normal and customary business expense reimbursement procedures.

2.Consideration. In consideration of Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement under Section 8 below, the Company agrees as follows:

a.First Supplemental Release Consideration. In consideration for Executive’s release of claims in the First Supplemental Release Agreement attached hereto as Exhibit A (the “First Supplemental Release”), if Executive remains employed with the Company through the Expected Separation Date or if Executive’s employment with the Company is terminated prior to the Expected Separation Date under the circumstances giving rise to a payment obligation under the Policy, then subject to Executive executing and not revoking the First Supplemental Release Agreement on or following the Separation Date in accordance with its terms, Executive will receive the following:

i.Policy Benefits. In accordance with and subject to the Policy, the Company agrees to pay Executive:

A.a salary severance payment of $175,000, which is equal to 6 months of Executive’s annual base salary as in effect as of immediately prior to the Separation Date, and which is payable in a lump sum, less applicable withholding, on the 61st day following the Separation Date; and

B.provided that Executive makes a valid election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) to continue Executive’s health coverage, the Company will pay or reimburse Executive for the cost of such continuation coverage for Executive and any of Executive’s eligible dependents that were covered under the Company’s health care plans immediately prior to the Separation Date until the earliest of (a) the end of the 6-month period following the Separation Date or (b) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans or (c) the date upon which Executive cease to be eligible for coverage under COBRA.

ii.Equity Acceleration. The Company agrees to accelerate the vesting and exercisability of 12,070 shares that are subject to the Company option dated October 14, 2016 that are scheduled to vest on September 27, 2018 effective as of the date the First Supplemental Release is effective.

iii.Extended Option Exercise Period.  The Company agrees to extend the exercise period of Executive’s vested and outstanding Company stock options (including, for the avoidance of doubt, any stock options that vest and become exercisable under Section 2.a.ii) until September 30, 2018, subject to earlier termination upon a “Change in Control” as provided under the applicable Company equity plan.

b.Second Supplemental Release Consideration. In consideration for Executive’s release of claims in the Second Supplemental Release Agreement attached hereto as Exhibit B (the “Second Supplemental Release”), if Executive remains employed with the Company through the Expected Separation Date or if Executive’s employment with the Company is terminated prior to the Expected Separation Date under the circumstances giving rise to a payment obligation under the Policy, then subject to Executive executing and not revoking the First Supplemental Release in accordance with the terms set forth in Section 2.a. and the Second Supplemental Release on or following the Determination Date (as defined in this section) in accordance with its terms, the Company agrees to pay Executive a pro-rata portion of Executive’s target bonus under the Company’s 2018 Executive Bonus Plan, based on actual achievement of the pro-rated performance metrics for such plan measured through June 30, 2018 as determined by the compensation committee of the Board (the date of such determination the “Determination Date”), and payable in a lump sum in on the first Company payroll date following the effectiveness of the Second Supplemental Release.

c.Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration described in this Section 2.

3.Resignation. Effective as of the Separation Date, Executive agrees to resign from all employee, officer, or director positions Executive holds at the Company or any of its subsidiaries. Executive also agrees to execute any necessary forms or other documents required to effect such resignation(s) as a matter of state, federal, or foreign law, including prior to the Separation Date.

4.Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase pursuant to Executive’s Company Equity Awards, Executive will be considered to have vested only up to the Separation Date (other than as set forth in Section 2.a.ii).  Accordingly, all Company Equity Awards that are awards of restricted stock units (including performance-based restricted stock units) and the unvested portion of all Company Equity Awards that are stock options will be forfeited as of the Separation Date (other than the portion of Executive’s Company stock option that is eligible for vesting acceleration in accordance with Section 2.a.ii).  The number of shares subject to Executive’s stock options that are vested and exercisable are available on Executive’s Solium account, which will be updated for any shares that vest pursuant to Section 2.a.ii effective as of the effective date of the First Supplemental Release.  The exercise of Executive’s vested options shall continue to be governed by the terms and conditions of the Stock Agreements, except as modified by Section 2.a.iii.

5.Benefits. Executive’s health insurance benefits shall cease on the last day of the month of the Separation Date, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.

6.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Executive.

7.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, the California Fair Employment and Housing Act, the Georgia Equal Pay Act (Ga. Code Ann. §34-5-3 et seq.), the Georgia Age Discrimination Law (Ga. Code Ann. §34-1-2), the Georgia Equal Employment for Persons with Disabilities Code (Ga. Code Ann. §34-6A-1) as amended, and the Georgia Minimum Wage Law;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with Section 18, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits or rights to indemnification or any payments pursuant to the Indemnification Agreement, any fiduciary insurance policy or director or officer insurance policy, if any, the Company’s charter, bylaws, or operating agreements, or under applicable state or federal law.

8.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

9.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

10.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

11.Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company. Executive further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

12.Trade Secrets and Confidential Information/Company Property. Subject to Section 22, Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

13.No Cooperation. Subject to Section 22, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

14.Nondisparagement. Subject to Section 22, Executive further agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from any disparagement, defamation, libel, or slander of Executive.  Executive understands that the Company’s obligations under this paragraph shall extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or director of the Company.  Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only Executive’s last position and dates of employment.

15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

16.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

17.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN LOS ANGELES COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 2 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

20.Indemnification. Executive agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Agreement by Executive, or from any false representation made herein by Executive, or from any action or proceeding that may be commenced, prosecuted, or threatened by Executive or for Executive’s benefit, upon Executive’s initiative, direct or indirect, contrary to the provisions of this Agreement. Executive further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.Protected Activity. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity, including filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Employment Letter regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

23.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.Entire Agreement. This Agreement, along with the Confidentiality Agreement, the Indemnification Agreement, and the Stock Agreements (except to the extent amended by this Agreement),

represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including the Employment Letter and Policy (other than the sections entitled “Forfeiture/Clawback,” “Parachute Payments,” “Claims Procedure,” and “Appeals Procedure”, all of which shall continue to survive in accordance with their terms).

26.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

27.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

28.Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within twenty one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

29.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

30.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)Executive has read this Agreement;

(b)	Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c)	Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)	Executive is fully aware of the legal and binding effect of this Agreement; and

(e)	Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Chris Murphy, an individual

Dated:        6/18/2018/s/ Chris MurphyChris Murphy

BlackLine, Inc.

Dated:        6/18/2018By /s/ Therese Tucker

Therese Tucker

Chief Executive Officer

EXHIBIT A

FIRST SUPPLEMENTAL RELEASE AGREEMENT

This First Supplemental Release Agreement (“First Supplemental Release Agreement”) is made by and between Chris Murphy (“Executive”) and BlackLine, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.Consideration. In consideration for the First Supplemental Release Consideration in Section 2.a. of the Transition Agreement and Release by and between Executive and the Company to which this First Supplemental Release is attached (the “Transition Agreement”), Executive hereby extends Executive’s release and waiver of claims to any claims that may have arisen between the Effective Date (as defined in the Transition Agreement) and the First Supplemental Release Effective Date (as defined below).

2.Incorporation of Terms of Transition Agreement. The undersigned Parties further acknowledge that the terms of the Transition Agreement, including Sections 6 (Payment of Salary and Receipt of All Benefits), 7 (Release of Claims), 10 (No Pending or Future Lawsuits), 12 (Trade Secrets and Confidential Information/Company Property), 13 (No Cooperation), 14 (Nondisparagement), 15 (Breach), 22 (Protected Activity), and Section 24 (Entire Agreement) shall apply to this First Supplemental Release.

3.First Supplemental Release Effective Date. Executive understands that this First Supplemental Release shall be null and void if not executed by Executive, and returned to the Company, within the time period set period set forth in Section 2.a. of the Transition Agreement. Executive has twenty one (21) days to consider and sign this First Supplemental Release. Each Party has seven (7) days after that Party signs this First Supplemental Release to revoke it. This First Supplemental Release will become effective on the eighth (8th) day after Executive signed this First Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “First Supplemental Release Effective Date”). The Company will provide Executive the consideration provided in Section 2.a. of the Transition Agreement in accordance with the terms of that agreement.

4.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this First Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees (as defined in the Transition Agreement). Executive acknowledges that:

(a)Executive has read this First Supplemental Release;

(b)	Executive cannot sign the First Supplemental Release before the Separation Date;
(c)	Executive has been represented in the preparation, negotiation, and execution of this First Supplemental Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(d)	Executive understands the terms and consequences of this First Supplemental Release and of the releases it contains; and

(e)Executive is fully aware of the legal and binding effect of this First Supplemental Release.

IN WITNESS WHEREOF, the Parties have executed this First Supplemental Release on the respective dates set forth below.

Chris Murphy, an individual

Dated:        6/18/2018/s/ Chris MurphyChris Murphy

BlackLine, Inc.

Dated:        6/18/2018By /s/ Therese Tucker

Therese Tucker

Chief Executive Officer

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EXHIBIT B

SECOND SUPPLEMENTAL RELEASE AGREEMENT

This Second Supplemental Release Agreement (“Second Supplemental Release”) is made by and between Chris Murphy (“Executive”) and BlackLine, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.Consideration. In consideration for the Second Supplemental Release Consideration in Section 2.b. of the Transition Agreement and Release by and between Executive and the Company to which this Second Supplemental Release is attached (the “Transition Agreement”), Executive hereby extends Executive’s release and waiver of claims to any claims that may have arisen between the Effective Date (as defined in the Transition Agreement) and the Second Supplemental Release Effective Date (as defined below).

2.Incorporation of Terms of Transition Agreement. The undersigned Parties further acknowledge that the terms of the Transition Agreement, including Sections 6 (Payment of Salary and Receipt of All Benefits), 7 (Release of Claims), 10 (No Pending or Future Lawsuits), 12 (Trade Secrets and Confidential Information/Company Property), 13 (No Cooperation), 14 (Nondisparagement), 15 (Breach), 22 (Protected Activity), and Section 25 (Entire Agreement) shall apply to this Second Supplemental Release.

3.Second Supplemental Release Effective Date. Executive understands that this Second Supplemental Release shall be null and void if not executed by Executive, and returned to the Company, within the time period set forth in Section 2.b. of the Transition Agreement. Executive has twenty one (21) days to consider and sign this Second Supplemental Release.  Each Party has seven (7) days after that Party signs this Second Supplemental Release to revoke it. This Second Supplemental Release will become effective on the eighth (8th) day after Executive signed this Second Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Second Supplemental Release Effective Date”). The Company will provide Executive the consideration provided in Section 2.b. of the Transition Agreement in accordance with the terms of that agreement.

4.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this First Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees (as defined in the Transition Agreement). Executive acknowledges that:

(a)Executive has read this Second Supplemental Release;

(b)	Executive cannot sign the Second Supplemental Release before the Determination Date (as defined in the Transition Agreement);
(c)	Executive has been represented in the preparation, negotiation, and execution of this Second Supplemental Release by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(d)	Executive understands the terms and consequences of this Second Supplemental Release and of the releases it contains; and

(e)Executive is fully aware of the legal and binding effect of this Second Supplemental Release.

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IN WITNESS WHEREOF, the Parties have executed this Second Supplemental Release on the respective dates set forth below.

Chris Murphy, an individual

Dated:        6/18/2018/s/ Chris MurphyChris Murphy

BlackLine, Inc.

Dated:        6/18/2018By /s/ Therese Tucker

Therese Tucker

Chief Executive Officer

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